     THE PURCHASE OPTION REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, NEITHER THE PURCHASE OPTION NOR SUCH SECURITIES CAN BE OFFERED OR SOLD EXCEPT PURSUANT TO (i)
     A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

     THE TRANSFER OF THIS PURCHASE OPTION IS RESTRICTED AS DESCRIBED HEREIN.


                                 NAVIDEC, INC.

         PURCHASE OPTION FOR THE PURCHASE OF SHARES OF COMMON STOCK AND
                 WARRANTS TO PURCHASE SHARES OF COMMON STOCK

No. ____


   THIS CERTIFIES that, for receipt in hand of $10.00 and other value received, JOSEPH CHARLES & ASSOCIATES, INC. (the "Holder") and/or its permitted assigns, is entitled to subscribe for and purchase from NAVIDEC, Inc., a Colorado corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after __________, 199___, and before 5:00 p.m. Eastern time on __________, 200__ (the "Exercise Period"), 100,000 shares of Common Stock (the "Shares") and Warrants to purchase an additional 100,000 shares of Common Stock (the "Warrants") at a combined price of $______________ per Share and Warrant (the "Exercise Price"), Each Warrant will have an exercise price and other terms which are identical to the Warrants to be issued by the Company in its public offering to be completed on or before the date hereof (the "Public Offering"), except that the Warrants shall not be redeemable. This Purchase Option may not be sold, transferred, assigned or hypothecated until ___________, 199__ except that it may be transferred, in whole or in part, to (i) one or more officers or partners of the Holder (or the officers, directors or partners of any such partner); (ii) a successor to the Holder, or the officers, directors or partners of such successor; (iii) a purchaser of substantially all of the assets of the Holder; or (iv) by operation of law. After ____________, 199__, this Purchase Option may be sold, transferred, assigned or hypothecated in accordance with applicable law. The term the "Holder" as used herein shall include any transferee to whom this Purchase Option has been transferred in accordance with the above. As used herein the term "this Purchase Option" shall mean and include this Purchase Option and any Purchase Option or Options hereafter issued as a consequence of the exercise or transfer of this Purchase Option in whole or in part, and the term "Common Stock" shall mean and include the Company's Common Stock with ordinary voting power, which class at the date hereof is publicly traded.

   1. a. This Purchase Option may be exercised during the Exercise Period as to the whole or any lesser number of whole Shares and Warrants by the surrender of this Purchase Option (with the election attached hereto duly executed) to the Company at its office at 14 Inverness Drive, Building F, Suite 116, Englewood, Colorado 80112, or such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of shares of Common Stock and Warrants for which this Purchase Option is being exercised.

     b. Upon written request of the Holder, and in lieu of payment for the Shares and Warrants by check in accordance with paragraph 1(a) hereof, the Holder may exercise the Purchase Option (or any portion thereof) for and receive the number of Shares and Warrants equal to a fraction, the numerator of which equals (i) the amount by which the average closing bid price of the Common Stock for the ten (10) trading days preceding the date of exercise (the "Current Market Price" as further defined in paragraph 5(l) below) exceeds the Exercise Price per share, multiplied by
   (ii) the number of Shares and Warrants to be purchased; the denominator of which equals the Current Market Price.

   2. Upon each exercise of this Purchase Option, the Holder shall be deemed to be the holder of record of the Shares and Warrants issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Shares and Warrants shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Purchase Option, the Company shall issue and deliver to the Holder a certificate or certificates for the Shares and Warrants issuable upon such exercise, registered in the name of the Holder or its designee. If this Purchase Option should be exercised in part only, the Company shall, upon surrender of this Purchase Option for cancellation, execute and deliver a new Purchase Option evidencing the right of the Holder to purchase the balance of the Shares and Warrants (or portions thereof) subject to purchase hereunder.

   3. Warrants issued upon the transfer or exercise in whole or in part of this Purchase Option shall be numbered and shall be registered in the records of the Company as they are issued. The Company shall be entitled to treat the registered holder of any Purchase Option on the records of the Company as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Purchase Option on the part of any other person. The Purchase Options shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Purchase Option to the person entitled thereto. The Purchase Options may be exchanged, at the option of the Holder thereof, for another Purchase Option, or other Purchase Options of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares and Warrants upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Purchase Options to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), or applicable state blue sky laws and the rules and regulations thereunder.

   4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of this Purchase Option and the Warrants purchasable upon exercise of this Purchase Option, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Purchase Option or the Warrants shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

   5. a. In case the Company shall sell or issue hereafter either its Common Stock or any rights, options, warrants or obligations or securities containing the right to subscribe for or purchase any Common
Stock ("Options") or exchangeable for or convertible into Common Stock ("Convertible Securities"), at a price per share, as determined pursuant to paragraph (b) of this section, less than the Exercise Price then in effect on the date of such sale or issuance, then the number of Shares and Warrants thereafter purchasable upon exercise of this Purchase Option shall be determined by multiplying the number of Shares and Warrants theretofore purchasable upon exercise of this Purchase Option by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Common Stock, Options or Convertible Securities and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the date prior to the date of issuance of such Common Stock or Convertible Securities plus the number of shares of Common Stock which the aggregate consideration received by the Company upon such issuance would purchase on such date at the Exercise Price then in effect.

  b. The following provisions, in addition to other provisions of this section shall be applicable in determining any adjustment under (a) above:

      (i) In case of the issuance or sale of Common Stock part or all of which shall be for cash, the cash consideration received by the Company therefor shall be deemed to be the amount of cash proceeds of such sale of shares less any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith, plus the amounts, if any, determined as provided in (b)(ii) below.

      (ii) In case of the issuance or sale of Common Stock wholly or partly for a consideration other than cash, the amount of the consideration other than cash received by the Company for such Common Stock shall be deemed to be the fair value of such consideration as determined by a resolution adopted by the Board of Directors of the Company acting in good faith, less any compensation paid or incurred by the Company for any underwriting of, or otherwise in connection with such issuance, provided, however, the amount of such consideration other than cash shall in no event exceed the cost thereof as recorded on the books of the Company. In case of the issuance or sale of Common Stock
  (otherwise than upon conversion or exchange) together with other stock or securities or other assets of the Company for a consideration which is received for both such Common Stock and other securities or assets, the Board of Directors of the Company acting in good faith shall determine what part of the consideration so received is to be deemed to be the consideration for the issuance of such Common Stock, less any compensation paid or incurred by the Company for any underwriting of, or otherwise in connection with such issuance, provided, however, the amount of such consideration other than cash shall in no event exceed the cost thereof as recorded on the books of the Company. In case at any time the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common
  Stock then such Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (iii) The price per share of any Common Stock sold or issued by the Company (other than pursuant to Options or Convertible Securities) shall be equal to a price calculated by dividing (A) the amount of the consideration received by the Company, as determined pursuant to (b)(i) and (b)(ii) above, upon such sale or issuance by (B) the number of shares of Common Stock sold or issued.

          (iv) In case the Company shall at any time after the date hereof issue any Options or Convertible Securities, the following provisions shall apply in making any adjustment:

                (A) The price per share for which Common Stock is issuable upon the exercise of the Options or upon conversion or exchange of the Convertible Securities shall be determined by (1) dividing the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon exercise of such Options or the conversion or exchange of such Convertible Securities, by (2) the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

                (B) In determining the price per share for which Common Stock is issuable upon exercise of the Options or conversion or exchange of the Convertible Securities as set forth above and in computing any adjustment pursuant to (a) above: the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Convertible Securities shall be considered to be outstanding at the time such Options or Convertible Securities were issued and to have been issued for such price per share as determined pursuant to (b)(iv)(A), and the consideration for the issuance of such Options or Convertible Securities and the amount of additional consideration payable to the Company upon exercise of such Options or upon the conversion or exchange of such Convertible Securities shall be determined in the same manner as the consideration received upon the issuance or sale of Common Stock as provided in paragraphs (b)(i) and (b)(ii).

                (C) On the expiration of such Options or the termination of any right to convert or exchange any Convertible Securities, the number of Shares and Warrants subject to this Purchase Option shall forthwith be readjusted to such number of Shares and Warrants as would have been obtained had the adjustments made upon the issuance of such Options or Convertible Securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such Options or upon conversion or exchange of such Convertible Securities.

                (D) If the minimum purchase price per share of Common Stock provided for in any Option, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, shall change or a different purchase price or rate shall become effective at any time or from time to time (other than pursuant to any anti-dilution provisions of such Options or Convertible Securities) then upon such change becoming effective, the number of Shares and Warrants subject to this Purchase Option shall forthwith be increased or decreased to such number of shares as would have been obtained had the adjustments made upon the granting or issuance of such Options or Convertible Securities been made upon the basis of (1) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (2) the granting or issuance at the time of such change of any such Options or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate of exchange or conversion.

          (v) Except as otherwise specifically provided herein, the date of issuance or sale of Common Stock shall be deemed to be the date the Company is legally obligated to issue such Common Stock or the date the Company is legally obligated to issue any Option or Convertible Security. If the Company shall take a record date for the purpose of determining holders of Common Stock entitled to (A) receive a dividend or other distribution payable in Common Stock or in Options or Convertible Securities or (B) subscribe for or purchase Common Stock, Options or Convertible Securities, such record date shall be deemed to be the date of issue or sale of the Common Stock, Options or Convertible Securities.

          (vi) The number of shares of Common Stock outstanding at any given time shall not include treasury shares but the disposition of any such treasury shares shall be considered an issue or sale of Common Stock for the purposes of this section.

          (vii) Anything hereinabove to the contrary notwithstanding, no adjustment shall be made pursuant to (a) above to the Exercise Price or to the number of Shares and Warrants purchasable upon:

                 (A) The issuance or sale by the Company of any Common Stock or Warrants pursuant to this Purchase Option, any securities offered in a public offering underwritten by Joseph Charles & Associates, Inc., any shares, Options or Convertible Securities issued and outstanding at the effective date of such public offering or at the date of this Purchase Option, or any shares issuable pursuant to the Company's stock option plan currently in effect, provided the total number of shares issuable pursuant to such plan does not exceed ______ shares of Common Stock.

                 (B) The issuance or sale of Common Stock pursuant to the exercise of Options or conversion or exchange of Convertible Securities hereinafter issued for which an adjustment has been made (or was not required to be made) pursuant to the provisions hereof.

                 (C) The increase in the number of shares of Common Stock subject to any Option or Convertible Security referred to in subsections (A) and (B) hereof pursuant to the provisions of such Option or Convertible Securities designed to protect against dilution.

      c. If the Company shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the number of Shares and Warrants subject to this Purchase Option immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding Common Stock by recapitalization, reclassification or combination thereof, the number of Shares and Warrants subject to this Purchase Option immediately prior to such combination shall be proportionately decreased. Any corresponding adjustment to the Exercise Price shall become effective at the close of business on the record date for such subdivision or combination.

      d. If the Company after the date hereof shall distribute to the holders of its Common Stock any securities or other assets (other than a distribution of Common Stock or a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Exercise

Price in effect immediately prior to the record date of such distribution as may be necessary to preserve the rights substantially proportionate to those enjoyed hereunder by the Holder immediately prior to the happening of such distribution. Any such adjustment made in good faith by the Board of Directors shall be final and binding upon the Holder and shall become effective as of the record date for such distribution.

     e. No adjustment in the number of Shares and Warrants subject to this Purchase Option shall be required unless such adjustment would require an increase or decrease in such number of Shares and Warrants of at least 1% of the then adjusted number of Shares and Warrants issuable upon exercise of this Purchase Option, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment; and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding Common Stock or issue any additional Common Stock as a dividend, said percentage shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or dividend of Common Stock so as to appropriately reflect the same. If the Company shall make a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or distribution and legally abandon its plan to pay or deliver such dividend or distribution then no adjustment in the number of shares of Common Stock subject to the Purchase Option shall be required by reason of the making of such record.

     f. Whenever the number of shares of Common Stock purchasable upon the exercise of this Purchase Option is adjusted as provided herein, the Exercise Price shall be adjusted (to the nearest one tenth of a cent) by respectively multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares and Warrants purchasable upon the exercise of this Purchase Option immediately prior to such adjustment, and the denominator of which shall be the number of Shares and Warrants purchasable immediately thereafter.

     g. In case of any reclassification of the outstanding Common Stock (other than a change covered by (c) hereof or which solely affects the par value of such Common Stock) or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of Common Stock of the Company obtainable upon the exercise of this Purchase Option immediately prior to such event; and if any reclassification also results in a change in Common Stock covered by (c) above, then such adjustment shall be made pursuant to both this paragraph (g) and paragraph (c). The provisions of this paragraph (g) shall similarly apply to successive re-classifications, or capital reorganizations, mergers or consolidation, sales or other transfers.

     If the Company after the date hereof shall issue or agree to issue Common Stock, Options or Convertible Securities at less than the Exercise Price, other than as described herein, and such issuance or agreement would in the opinion of the Board of Directors of the Company materially affect the rights of the Holders of the Purchase Options, the Exercise Price and the number of Shares and Warrants purchasable upon exercise of the Purchase Options shall be adjusted in such manner, if any, and at such time as the Board of Directors of the Company, in good faith, may determine to be equitable in the circumstances. The minutes or unanimous consent approving such action shall set forth the Board of Director's determination as to whether an adjustment is warranted and the manner of such adjustment. In the absence of such determination, any Holder may request in writing that the Board of Directors make such determination. Any such determination made in good faith by the Board of Directors shall be final and binding upon the Holders. If the Board fails, however, to make such determination within sixty (60) days after such request, such failure shall be deemed a determination that an adjustment is required.

      h. (i) Upon occurrence of each event requiring an adjustment of the Exercise Price and of the number of Shares and Warrants purchasable upon exercise of this Purchase Option in accordance with, and as required by, the terms hereof, the Company shall forthwith employ a firm of certified public accountants (who may be the regular accountants for the Company) who shall compute the adjusted Exercise Price and the adjusted number of Shares and Warrants purchasable at such adjusted Exercise Price by reason of such event in accordance herewith. The Company shall give to each Holder of the Purchase Options a copy of such computation which shall be conclusive and shall be binding upon such Holders unless contested by Holders by written notice to the Company within thirty (30) days after receipt thereof.

          (ii) In case the Company after the date hereof shall propose (A) to pay any dividend payable in stock to the holders of its Common Stock or to make any other distribution (other than cash dividends) to the holders of its Common Stock or to grant rights to subscribe to or purchase any additional shares of any class or any other rights or options, or (B) to effect any reclassification involving merely the subdivision or combination of outstanding Common Stock or (C) any capital reorganization or any consolidation or merger, or any sale, transfer or other disposition of its property, assets and business substantially as an entirely, or the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall obtain the computation described above and if an adjustment to the Exercise Price is required, the Company shall notify the Holders of the Purchase Options of such proposed action, which shall specify the record date for any such action or if no record date is established with respect thereto, the date on which such action shall occur or commence, or the date of participation therein by the holders of Common Stock if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number, or kind, or class of shares or other securities or property obtainable upon exercise of this Purchase Option after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given at least twenty (20) days prior to the record date for determining holders of the Common Stock for purposes of any such action, and in the case of any action for which a record date is not established then such notice shall be mailed at least twenty (20) days prior to the taking of such proposed action.

          (iii) Failure to file any certificate or notice or to give any notice, or any defect in any certificate or notice, shall not effect the legality or validity of the transaction or the adjustment in the Exercise Price or in the number, or kind, of class or shares or other securities or property obtainable upon exercise of the Purchase Options or of any transaction giving rise thereto.

      i. The Company shall not be required to issue fractional Shares or Warrants upon any exercise of the Purchase Options. As to any final fraction of a Share or Warrant which the

   Holder of a Purchase Option would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market price of a share of such stock on the business day preceding the day of exercise. The Holder of a Purchase Option, expressly waives any right to receive any fractional shares of stock upon exercise of the Purchase Option.

     j. Irrespective of any adjustments pursuant to this section in the Exercise Price or in the number, or kind, or class of shares or other securities or other property obtainable upon exercise of a Purchase Option, a Purchase Option Certificate may continue to express the Exercise Price and the number of Shares and Warrants obtainable upon exercise at the same price and number of Shares and Warrants as are stated herein.

     k. The number of Shares and Warrants, the Exercise Price and all other terms and provisions of the Company's agreement with the Holder of this Purchase Option shall be determined exclusively pursuant to the provisions hereof.

     l. For the purposes of any computation under this Agreement, the "Current Market Price" at any date shall be the closing bid price of Common Stock on the business day next preceding the event requiring a calculation of current market value. If the principal trading market for such securities is an exchange, the closing bid price shall be the reported last sale price on such exchange on such day provided if trading of such Common Stock is listed on any consolidated tape, the closing bid price shall be the reported last sale price set forth on such consolidated tape. If the principal trading market for such securities is the over-the-counter market, the closing bid price shall be the closing bid price on such date as set forth by The Nasdaq Stock Market, Inc., or, if the security is not quoted on such market, the closing bid price as set forth in the National Quotation Bureau sheet or the Electronic Bulletin Board System for such day. Notwithstanding the foregoing, if there is no reported last sale price or closing bid price, as the case may be, on a date prior to the event requiring a calculation hereunder, then the Current Market Price shall be determined as of the latest date prior to such day for which such last sale price or closing bid price is available.

     m. The above provisions of this section 5 shall similarly apply to successive transactions which require adjustments.

     n. If the Company shall issue any Option or Convertible Securities with anti-dilution provisions which are more favorable to the Holders than the provisions of this Section 5 would be, such other anti-dilution provisions shall apply and will be incorporated by reference herein.

   6. The issuance of any Shares, Warrants or other securities upon the exercise of this Purchase Option or any Warrant upon the exercise of the Warrants, and the delivery of certificates or other instruments representing such securities, or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

   7. a. If, at any time after ____________, 199__, and ending ______________, 200__, the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while Shares and Warrants are available for purchase upon exercise of this Purchase Option or while any Shares and Warrants (which have not been so registered) are outstanding, the Company shall give the Holder and all the then holders of such Shares and Warrants at least 30 days prior written notice of the filing of such registration statement. If requested by the Holder or by any such holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Holder or such holder and the underwriting discounts, if any, payable in respect of the Shares and Warrants sold by the Holder or any such holder), register or qualify the Shares or Warrants, or both (collectively, the "Representative's Securities") of the Holder or any such holders who shall have made such request concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Representative's Securities, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable.
   Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Representative's Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Holder or any such holder who shall have requested registration of his or its Representative's Securities shall delay the offering and sale of such Representative's Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days, as the managing underwriter shall request, provided that no such delay shall be required as to any Representative's Securities if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Holder or any such holder unless the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Representative's Securities which were requested to be included in such registration.

     b.  If at any time after ____________, 199__ and before ____________,
   200__, the Company shall receive a written request from holders of Representative's Securities who, in the aggregate, own (or upon exercise of all Purchase Options will own) a majority of the total number of Shares and Warrants issued or issuable upon exercise of the Purchase Options, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Representative's Securities, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable; PROVIDED, HOWEVER, that the Company shall only be obligated to file and obtain effectiveness of one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Holder or such holders and underwriting discounts, if any, payable in respect of the Representative's Securities sold by the Holder or any such holder) shall be borne by the Company. Upon receiving a demand for registration pursuant to this paragraph 7, the Company, at its option, shall have the right to purchase all outstanding Purchase Options which have participated in such demand at a price which is equal to the number of Purchase Options to be repurchased multiplied by the sum of (i) the difference between the exercise price of the Purchase Options and the Current Market Price of the Common Stock as of the date of the demand plus, (ii) the difference between the exercise price of the Warrants issuable upon exercise of the Purchase Options and the Current Market Price of the Common Stock as of the date of the demand.

     c. In the event of a registration pursuant to the provisions of this paragraph 7, the Company shall use its best efforts to cause the Representative's Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this paragraph 7(c) in which it is not otherwise required to qualify to do business.

     d. The Company shall keep effective any registration or qualification contemplated by this paragraph 7 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holder or such holders to complete the offer and sale of the Representative's Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Holder and such holders are first free to sell such Representative's Securities; provided, however, that if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Representative's Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Representative's Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

     e. In the event of a registration pursuant to the provisions of this paragraph 7, the Company shall furnish to the Holder and to each such holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as the Holder or such holders may reasonably request in order to facilitate the disposition of the Representative's Securities included in such registration.

     f. In the event of a registration pursuant to the provisions of this paragraph 7, the Company shall furnish the Holder and each holder of any Representative's Securities so registered with an opinion of its counsel to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor to such counsel's actual knowledge has the Securities and Exchange

   Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order and (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder. Such counsel shall also provide a Blue Sky Memorandum setting forth the jurisdictions in which the Representative's Securities have been registered or qualified for sale pursuant to the provisions of paragraph 7(c).

     g. The Company agrees that until all the Representative's Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Representative's Securities to sell such securities under Rule 144.

     h. The Holder and any holders who propose to register their Representative's Securities under the Act shall execute and deliver to the Company a selling shareholder questionnaire on a form to be provided by the Company.

   8. a. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder, any holder of any of the Representative's Securities, their officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained
   (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) in any application or other document or communication (in this Section 8 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Representative's Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or any holder of any of the Representative's Securities by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Purchase Option. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Purchase Option.

     If any action is brought against the Holder or any holder of any of the Representative's Securities or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may otherwise have to Holder or any holder of any of the Representative's Securities) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

     b. The Holder and each holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Representative's Securities held by the Holder and each holder and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Holder and each holder in paragraph 8(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder and each holder by or on behalf of the Holder and each holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder and each holder pursuant to this paragraph 8(b), the Holder and each holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of paragraph 8(a).

         c. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to paragraph 8(a) or 8(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or
     (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise because the indemnification provided for in this Section 8 is for any reason held to be unenforceable by the Company and the Holder and any holder, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement and any controlling person of the Company), as one entity, and the Holder and any holder of any of the Representative's Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of the Holder or any holder), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holder or any such holder in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company, by the Holder or by any holder of Representative's Securities included in such registration, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Holder for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this paragraph 8(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this paragraph 8(c), each person, if any, who controls the Holder or any holder of any of the Representative's Securities within the meaning of Section 15 of the Act or Section 20(a) of the Exchange
     Act and each officer, director, partner, employee, agent and counsel of each such person, shall have the same rights to contribution as such person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph 8(c). Anything in this paragraph 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This paragraph 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

     9. The securities issued upon exercise of the Purchase Options shall be subject to a stop transfer order and the certificate or certificates evidencing any such securities shall bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, SUCH SECURITIES CANNOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT UNDER SUCH ACT,
     (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

     10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Purchase Option (and upon surrender of any Purchase Option if mutilated), and indemnity satisfactory to the Company and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Purchase Option of like date, tenor and denomination.

     11. The Holder of any Purchase Option shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Purchase Option.

     12. This Purchase Option shall be construed in accordance with the laws of the State of California, without giving effect to conflict of laws.

Dated:                , 199
       ---------------     --

                                       NAVIDEC, INC.



                                       By:
                                          ---------------------------------
                                          Ralph Armijo, President

[SEAL]

                            FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Purchase Option.)

     FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers unto ________________________ Purchase Options to purchase __________ Shares of Common Stock and __________ Warrants to Purchase Common Stock of Navidec, Inc. (the "Company"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney to transfer such Purchase Options on the books of the Company, with full power of substitution.

Dated:
      ---------------------



                                 Signature:
                                           -----------------------------------


Signature Guaranteed:




                                  NOTICE

   The signature on the foregoing Assignment must correspond to the name as written upon the face of this Purchase Option in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by an eligible guarantor institution which is a participant in a Securities Transfer Association recognized program.

                            ELECTION TO EXERCISE

       (To be executed by the holder if such holder desires to exercise the attached Purchase Option)

   The undersigned hereby exercises his or its rights to subscribe for __________ Shares of Common Stock and __________ Warrants to purchase Common Stock covered by the within Purchase Option and tenders payment herewith in the amount of $__________ in accordance with the terms thereof, and requests that certificates for such Shares and Warrants be issued in the name of, and delivered to:

---------------------------------------------------------------------------

---------------------------------------------------------------------------
  (Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Shares and Warrants (or portions thereof) shall not be all the Shares and Warrants covered by the within Purchase Option, that a new Purchase Option for the balance of the Shares and Warrants (or portions thereof) covered by the within Purchase Option be registered in the name of, and delivered to, the undersigned at the address stated below.

Name:
     ----------------------------------------------------------------------
                                 (Print)

Address:
        -------------------------------------------------------------------


                                     --------------------------------------
                                     (Signature)


Dated:                         Signature Guaranteed:
      -----------------------                       -----------------------

                                   NOTICE

   The signature on the foregoing Assignment must correspond to the name as written upon the face of this Purchase Option in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by an eligible guarantor institution which is a participant in a Securities Transfer Association recognized program.